AGREEMENT OF SALE

     THIS AGREEMENT, entered into as of the 3 day of April, 1996, by and between ADL - TEMPE, L.L.C., an Arizona limited liability company ("Purchaser") and EL POSADO VILLAGE INVESTORS, an Illinois Limited Partnership ("Seller").

                                  WITNESSETH:

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price (the "Purchase Price") of Eleven Million Three Hundred Thousand and No/100 Dollars ($11,300,000.00), all of the following property (collectively, the "Property"):

     a. That certain parcel of real property located in Tempe Arizona, more particularly described on Exhibit A attached hereto (the "Land");

     b. The personal property set forth on Exhibit B, which shall be transferred to Purchaser at Closing (as hereinafter defined) by a Bill of Sale;

     c. All rights and appurtenances pertaining to the Land, including, without limitation, any and all assignable rights of Seller if any in and to all air and development rights, all mineral and water rights, roads, alleys, easements, streets and ways adjacent to the Land, rights of ingress and egress thereto, any strips and gores within or bounding the Land and in the profits or rights or other appurtenances connected with the beneficial use or enjoyment of the Land;

     d. Those certain apartment buildings containing approximately 274 apartment units, and all of Seller's right, title and interest in the other improvements, structures and fixtures placed, constructed or installed on the Land (collectively, the "Improvements");

     e. All of Seller's right, title and interest in all leases, licenses and concession agreements (collectively, the "Leases") covering space situate at or within the Land and Improvements under any existing Lease occupied by tenants (collectively, the "Tenants") and all security and other deposits paid or deposited by Tenants in respect of the Leases;

     f. All of Seller's rights in and to contractual rights and intangibles with respect to the operation, maintenance, repair and improvement of the Land and the Improvements, including all service contracts (collectively, the "Service Contracts"); assignable governmental permits, licenses, certificates and approvals in connection with the ownership of the Property which are in Seller's possession (collectively, the "Licenses") and warranties of any contractor, manufacturer or materialman which are in Seller's possession and are assignable;

     g. Seller's right, if any, to the use of the trade name "La Contenta Apartments" (the "Trade Name") in connection with the Property and all marketing rights relating thereto, if same are assignable;

     h. The right, if assignable, to the use of all telephone numbers used by Seller at the Property.

2.   PURCHASE PRICE.  The Purchase Price shall be paid as follows:

     a. Within one (1) banking day after the execution of this Agreement, Purchaser shall deposit with the Escrow Agent (as that term is defined in the Escrow Agreement), the sum of $500,000.00 ("Earnest Money") to be held in escrow by the Escrow Agent, by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit C. The failure of Purchaser to so deposit the Earnest Money with the Escrow Agent within such time period will render this Agreement null and void with no continuing force, effect or liability upon either party;

     b. On the Closing Date (as hereinafter defined), $11,300,000.00 (inclusive of all Earnest Money) adjusted in accordance with the prorations by federally wired "immediately available" funds delivered to the Escrow Agent no later than 1:00 P.M. on the Closing Date. If the funds are not received by 1:00 P.M. (Arizona time), then, on the Closing Date, Purchaser shall pay an amount equal to any additional mortgage per diem interest costs incurred by Seller not to exceed $2,000.00.

3.   TITLE COMMITMENT AND SURVEY.

     a. Attached hereto as Exhibit D is a title commitment dated March 21, 1996 as the same may be amended ("Title Commitment") for an owner's ALTA standard coverage title insurance policy ("Title Policy") issued by First American Title Insurance Company ("Title Insurer"). The owner's Title Policy issued at Closing will be in the amount of the Purchase Price subject only to real estate taxes not yet due and payable, the general printed exceptions contained in the policy and the special title exceptions set forth in Schedule B-Part 2, Numbers 1 through 23 and 25 of the Title Commitment. All of the above are herein referred to as the "Permitted Exceptions". On the Closing Date, Seller shall cause the Title Insurer to issue or irrevocably and unconditionally commit in writing to issue in due course but not to exceed 20 days, the Title Policy or a "marked up" commitment in conformity with the Title Commitment. Purchaser shall pay the costs of the Title Policy, including the costs of "extended coverage" or any special endorsements which Purchaser requires.

     b. Purchaser has obtained a current ALTA Survey (the "Survey") of the Property dated March 15, 1996, prepared by Rick Engineering Company. Purchaser has approved the Survey.

4.   CONDITION OF TITLE/CONVEYANCE.

     a. Seller agrees to convey good and indefeasible fee simple title to the Property by Special Warranty Deed ("Deed") in recordable form and in form attached hereto as Exhibit E subject only to the Permitted Exceptions. If Seller is unable to convey title to the Property subject only to the Permitted Exceptions because of the existence of an additional title exception ("Unpermitted Exception"), then Purchaser can elect to take title to the Property subject to the Unpermitted Exception or terminate this Agreement. If Purchaser elects to terminate this Agreement, then the Earnest Money plus all accrued interest shall be delivered to the Purchaser.

     b. Service Contracts. On or before the Closing Date, Seller will terminate all service contracts, except for the American Cable Television, Inc. contract dated January 4, 1991 ("ACT Contract") and the Web Service Company, Inc. contract dated February 13, 1992 ("Web Contract"). In addition to assuming the ACT Contract and the Web Contract, Purchaser shall assume the liability for payment of all of the terminated service contracts from the Closing Date until the dates the terminations go into effect, but in no event for a period longer than sixty (60) days.

5. PAYMENT OF CLOSING COSTS. Purchaser shall pay the cost to record the Deed.

6.   DAMAGE, CASUALTY AND CONDEMNATION.

     a. If the Property suffers damage as a result of any casualty prior to the Closing Date and can be repaired or restored in the case of real property for $100,000 or less, or in the case of Personal Property, for $10,000 or less, then Seller shall commence the repair or restoration in an expeditious manner, in which event the Closing Date will be extended for not more than 60 days to complete the repair or restoration. Seller shall retain all insurance proceeds. If the cost of repair or restoration exceeds that amount, then Seller can elect to either: (a) repair and restore same, in which event the Closing Date will be extended for not more than 60 days to complete the repair or restoration; or (b) terminate this Agreement upon notice to Purchaser served within twenty (20) days of such casualty. If completion of the restoration takes or would take longer than 60 days, then Purchaser shall be entitled to terminate this Agreement. If Seller elects to terminate this Agreement pursuant to this Paragraph, then Purchaser will have the option to accept the Property in its damaged condition together with an assignment from Seller of all insurance proceeds and receive a credit at Closing in the amount of the deductible, provided Purchaser notifies Seller by notice served within twenty (20) days after receipt of Seller's notice of election to terminate in which case this Agreement will not terminate.

     b. If condemnation proceedings ("Proceedings") are instituted against the Property and the parties reasonably believe that such Proceedings will result in an award in excess of $100,000.00, then Purchaser can elect to either take the Property subject to the Proceedings and an assignment of Seller's interest in the Proceedings and any awards relating to any taking or terminate this Agreement. If Purchaser elects to terminate this Agreement, it shall be by notice to the Seller within five (5) business days after Seller notifies Purchaser of the casualty or Proceedings.

     c. If the Agreement is terminated pursuant to this Paragraph, then the Earnest Money plus all accrued interest shall be delivered to the Purchaser.

7.   AS-IS CONDITION.

     a. Except as may be specifically set forth elsewhere in this Agreement and in the Deed, Purchaser acknowledges and agrees that it will be purchasing the Property based solely upon its inspection and investigations of the Property and that Purchaser will be purchasing the Property "AS IS" and "WITH ALL FAULTS" based upon the condition of the Property as of the date of this Agreement, subject to reasonable wear and tear and loss by fire or other casualty or condemnation from the date of this Agreement until the Closing Date. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither

Seller nor its consultants, brokers or agents have made any other representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property, including, but not limited to, the condition of the land or any improvements, the existence or nonexistence of asbestos, lead in water, lead in paint, radon, underground or above ground storage tanks, petroleum, toxic waste or any Hazardous Materials or Hazardous Substances (as such terms are defined below), the tenants of the Property or the leases affecting the Property, economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning, environmental or building laws, rules or regulations affecting the Property. Seller makes no representation that the Property complies with Title III of the Americans With Disabilities Act or any fire codes or building codes. Except as may be specifically set forth elsewhere in this Agreement, Purchaser hereby releases Seller from any and all liability in connection with any claims which Purchaser may have against Seller, and Purchaser hereby agrees not to assert any claims, for damage, loss, compensation, contribution, cost recovery or otherwise, against Seller, whether in tort, contract, or otherwise, relating directly or indirectly to the existence of asbestos or Hazardous Materials or Hazardous Substances on, or environmental conditions of, the Property, or arising under the Environmental Laws (as such term is hereinafter defined), or relating in any way to the quality of the indoor or outdoor environment at the Property. This release shall survive the Closing. It is not the intention of the parties hereto that Seller has transferred to Purchaser any obligations or liabilities that Seller may have to any governmental authority relating to the violation by Seller of any Environmental Laws. As used herein, the term "Hazardous Materials" or "Hazardous Substances" means (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous materials," "hazardous substances," "toxic substances," "pollutants," "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. e 9601 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 1101 et seq.; the Atomic Energy Act ("AEA"), 42 U.S.C. Section 2011 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 9601, et seq.; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C.
Section 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively the "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum,
(B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon,
(H) Polychlorinated Biphenyls (PCB's) and (I) ureaformaldehyde.

     b. Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request. Except as may be specifically set forth elsewhere in this Agreement, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller from any liability with respect to such historical information.

8. CLOSING. The closing ("Closing") of this transaction shall be on April 16, 1996 ("Closing Date"), at the office of the Escrow Agent, at which time Seller shall deliver possession of the Property to Purchaser, subject to the Permitted Exceptions.

9.   CLOSING DOCUMENTS.

     a. On the Closing Date, and provided Purchaser has not previously terminated this Agreement in accordance with the terms hereof, Purchaser shall deliver to Escrow Agent an executed closing statement approved by Purchaser prior to the release of any funds from the escrow, the balance of the Purchase Price, and such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

     b. On the Closing Date, Seller shall deliver to Purchaser possession of the Property; the Deed (in the form of Exhibit E attached hereto) subject to the Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser; an inventory of the Personal Property and a Bill of Sale for the same (in the form of Exhibit F attached hereto); an executed closing statement; an executed assignment and assumption of the ACT Contract and the Web Contract and the assumption of the liability for payment of all of the terminated service contracts from the Closing Date until the dates the terminations go into effect (in the form of Exhibit G attached hereto); an executed assignment and assumption of all leases and security deposits (in the form of Exhibit H attached hereto); an executed assignment of the Intangible Property in the form attached hereto as Exhibit M; certified updated rent roll; a notice to the tenants of the transfer of title and the assumption by Purchaser of the landlord's obligations under the leases and the obligation to refund the security deposits (in the form of Exhibit I attached hereto); a non-foreign affidavit (in the form of Exhibit J attached hereto); an Affidavit of Property Value (in the form of Exhibit N attached hereto); an executed termination of the Lease Memorandum dated July 31, 1995 and the underlying Lease referred to in such Lease Memorandum between Web Service Company Inc. and El Posado Village Investors which was recorded on October 19, 1995 in 95-0640881 of Official Records of Maricopa County; certificates of good standing with respect to taxes from the City of Tempe and the State of Arizona; and such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement. Notwithstanding anything contained in this paragraph to the contrary, all documents that are to be recorded shall be delivered to the Title Insurer.

10. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF ANY MATERIAL DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE THEREOF TO PURCHASER AND TO RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE REMEDY, AND UPON SUCH TERMINATION, NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHT, OBLIGATION OR LIABILITY UNDER THIS AGREEMENT AT LAW OR IN EQUITY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

11. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND THIS AGREEMENT SHALL TERMINATE AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT IS ITS REFUSAL TO DELIVER THE DEED, AND THE OTHER DOCUMENTS REQUIRED TO BE DELIVERED AT THE CLOSING, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE.

12.  a.   PRORATIONS.  Rents (exclusive of delinquent rents, but including prepaid rents); refundable security deposits (which will be assigned to and assumed by Purchaser and credited to Purchaser at Closing); water and other utility charges; fuels; prepaid operating expenses in an amount not to exceed $5,000.00; real and personal property taxes; and other similar items shall be adjusted ratably as of 11:59 P.M. on the Closing Date ("Proration Date"), and credited or debited to the balance of the cash due at Closing, and such prorations shall be based upon the most recently available information prior to or at the Closing and with regard to taxes, the proration shall be based upon the latest tax bills available. If special assessments have been levied against the Property for completed improvements, then the amount of same shall be paid by the Seller in full at or prior to Closing; and the amount of any special assessments levied after the Closing Date shall be paid by the Purchaser. If, as of the Closing Date, there are any special assessments against the Property, Purchaser shall have the right to terminate this Agreement. In the event of such termination, all Earnest Money plus all accrued interest shall be delivered to the Purchaser.

     b. DELINQUENT RENTS. If, as of the Closing Date, any rent is in arrears ("Delinquent Rent") for the calendar month in which the Closing occurs, then any such Delinquent Rent collected by Purchaser will be delivered to Seller, provided that all collections by Purchaser shall be first applied to current accrued rent. If Delinquent Rent is in arrears for a period prior to the calendar month in which the Closing occurs, then rents collected by Purchaser shall first be applied to current accrued rent and then to Delinquent Rent. Purchaser shall deliver Seller's pro rata share within 10 business days of Purchaser's receipt of any Delinquent Rent. This subparagraph of this Agreement shall survive the Closing and the delivery and recording of the Deed.

13. RECORDING. This Agreement shall not be recorded and the act of recording by Purchaser shall be an act of default hereunder by Purchaser and shall be subject to the provisions of Paragraph.

14. ASSIGNMENT. The Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph . Notwithstanding the foregoing, Seller hereby consents to an assignment to an entity, the ownership and control of which is held by the same persons owning and controlling Purchaser, provided such assignment is effected prior to the expiration of the Approval Period. However, Purchaser shall remain liable for all of the Purchaser's obligations and undertakings set forth in this Agreement and the exhibits attached hereto.

15. BROKER. The parties hereto acknowledge that Pinnacle Realty Management Company ("Broker") is the only real estate broker involved in this transaction. Seller agrees to pay Broker at Closing a commission or fee ("Fee") pursuant to a listing agreement between Seller and Broker. However, this Fee is due and payable only from the proceeds of the Purchase Price received by Seller. Purchaser agrees to indemnify, defend and hold harmless the Seller and any partner, affiliate, parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's partner, parent or affiliate (each of the above is individually referred to as a "Seller Indemnitee") from all claims, including attorneys' fees and costs incurred by a Seller Indemnitee as a result of anyone other than Broker claiming by or through Purchaser any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. Purchaser does now and shall at all times consent to a Seller Indemnitee's selection of defense counsel. Seller agrees to indemnify, defend and hold harmless the Purchaser and all shareholders, employees, officers, members and directors of Purchaser or Purchaser's parent or affiliate (each of the above is individually referred to as a "Purchaser Indemnitee") from all claims, including attorneys' fees and costs incurred by a Purchaser Indemnitee as a result of Broker's or anyone else's claiming by or through Seller any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. Seller does now and shall at all times consent to a Purchaser Indemnitee's selection of defense counsel.

16.  DOCUMENTS AND INSPECTION OF PROPERTY.

     a. Seller has delivered to Purchaser, or will make available to Purchaser at the Property, copies of the most recent available tax bills; rent rolls; insurance premiums; service contracts; utility account numbers; survey; Month by Month Financial Reports for 1995 and Year to Date 1996 Operating Statements; Traffic Reports, Move In/Move Out Reports, Tenant Profiles, for all of 1995 and year to date 1996, if available; all current leases at property site; list of all personal property owned by Seller; copies of all governmental licenses, occupancy permits or other governmental documents related to the property which are in Seller's possession (collectively the "Documents"). Purchaser has approved the Property and the Documents.

     b. Purchaser agrees to indemnify, defend and hold Seller harmless from any injuries, damages or claims of any nature whatsoever which Purchaser's servants, agents or employees may have as a result of Purchaser's inspection of the Property. Purchaser further agrees to restore any damage to the Property which may arise as a result of Purchaser's inspection of the Property.

17. SURVIVAL OF INDEMNITY. Notwithstanding anything in this Agreement to the contrary, the parties' obligations to indemnify, defend and hold each other harmless under various provisions of this Agreement shall survive the termination of this Agreement or the Closing and delivery and recording of the Deed for a period of two years.

18.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

     a. Any reference herein to Seller's knowledge, representation, warranty or notice of any matter or thing, shall only mean such knowledge or notice that has actually been received by Phillip Schechter and Mark Van De Hey, the asset manager, and any representation or warranty of the Seller is based upon those matters of which Phillip Schechter or Mark Van De Hey has actual knowledge.
Any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller or the individual partners or the general partner of Seller.

     b. Subject to the limitations set forth in subparagraph a above, Seller hereby makes the following representations, warranties and covenants, all of which are made to the best of Seller's knowledge, all of which shall survive the Closing and delivery of the Deed for a period of ninety (90) days:

     i. The present use and occupancy of the Property conform with applicable building and zoning laws and Seller has received no written notice that any such laws, rules or regulations are being violated.

     ii. The rent roll ("Rent Roll") attached hereto as Exhibit K which will be updated as of the Closing Date is true and accurate.

     iii. The financial information which Seller has provided to Purchaser is the same information that Seller relies upon when it makes reports to its investors and when it prepared its tax returns. Seller has no reason to believe that the information is false or misleading in any material manner.

     iv.  Seller has no employees at the Property.

     v. Seller has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property.

     vi. On the Closing Date, all utility payments and sales and rent taxes have been paid in full or will be paid in full by Seller for the period prior to the Closing Date.

     vii. Seller has not received written notice from any governmental authority as to the existence of any latent construction defects.

     viii. All of Seller's obligations pertaining to service contracts shall be paid in full as of the Closing Date or appropriate arrangements will have been made prior to Closing to pay such amounts after Closing.

     c.   Seller's Covenants.  Seller hereby covenants that:

     i. The management, operation, leasing and maintenance of the Property, as presently conducted by the Seller, shall continue until the Closing Date.

     ii. On the Closing Date, Seller shall remove all liens affecting the Property (other than the Permitted Exceptions) which are of a definite or ascertainable amount. If there are liens which are not of a definite or ascertainable amount, then either party can elect to terminate this Agreement.

     iii. From the date of this Agreement until Closing, Seller will not further encumber nor permit any further encumbrances (other than leases to third party tenants having a term of not greater than one year) to the Property, including, but not limited to service agreements, without first obtaining the written consent of Purchaser and during such period, Seller further agrees not to modify, extend, renew or change any existing encumbrance (other than leases to third party tenants having a term of not greater than one year) against the Property prior to the earlier of Closing or the expiration or termination of this Agreement without first obtaining the written consent of Purchaser.

     d. If on or prior to the Closing Date, either Purchaser or Seller discovers that a representation or warranty of Seller is materially untrue, then upon notice to the other party, Purchaser can elect to terminate this Agreement or take title to the Property subject to the untrue representation or warranty. In the event of any such termination, this Agreement shall be terminated and the Earnest Money plus all accrued interest thereon shall be returned to the Purchaser and neither party shall have any further liability hereunder, except as may be otherwise expressly set forth in this Agreement.

19. ENVIRONMENTAL REPORT. Attached to this Agreement as Exhibit L is a Phase I Environmental Site Assessment dated October 17, 1991 prepared by Environmental Technologies Inc. ("Report") of the Property, which Seller is delivering to Purchaser, at Purchaser's request. Seller makes no representation or warranty that the Report is accurate or complete. Purchaser hereby releases Seller from any liability whatsoever with respect to the Report, including, without limitation, the matters set forth in the Report or the accuracy and/or completeness of the Report.

20. LIMITATION OF SELLER'S LIABILITY. No general or limited partner of Seller, nor any of its respective beneficiaries, shareholders, partners, officers, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

21. ORGANIZATIONAL DOCUMENTS. At least ten (10) days prior to the Closing Date, Purchaser and Seller will provide each other's attorney with copies of its organizational documents, including a certified copy of its filed limited partnership and a true copy of its Partnership Agreement or a certified copy of its Articles of Organization, corporate resolutions authorizing the transaction, and an incumbency certificate, whichever is applicable.

22.  MISCELLANEOUS.

     a. Purchaser shall receive a credit at Closing in the amount of $2,500.00 because Seller has failed to provide 28 RV parking spaces on the Property.

     b. Purchaser shall receive a credit at Closing in the amount of $4,600.00 to reimburse Purchaser for expenses that Purchaser may incur to correct and cure any termite infestation in the Property.

     c. Seller agrees to withhold $250,000.00 from its distribution of the net proceeds of this sale to its partners for a period of ninety (90) days after the Closing Date.

     d. Prior to the Closing Date, Seller shall have obtained from the proper governmental authorities evidence that the dry wells located at the Property have been registered.

23.  TIME OF ESSENCE.  Time is of the essence of this Agreement.

24. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express or by facsimile or made by United States registered or certified mail addressed as follows:

          TO SELLER:          c/o The Balcor Company
                              2355 Waukegan Road
                              Suite A200
                              Bannockburn, Illinois 60015
                              Attn:  Ilona Adams

          with copies to:     The Balcor Company
                              2355 Waukegan Road
                              Suite A200
                              Bannockburn, Illinois 60015
                              Attn:  Al Lieberman
                              847/267-1600
                              847/317-4462 (FAX)

                              and

                              Morton M. Poznak
                              Schwartz & Freeman
                              Suite 1900
                              401 North Michigan Avenue
                              Chicago, Illinois  60611
                              312/222-0800
                              312/222-0818 (FAX)

          TO PURCHASER:       Jerry G. Banks
                              ADL Tempe, L.L.C.
                              c/o Lozier Investments
                              8336 Pershing Drive
                              Omaha, Nebraska 68110
                              402/457-8589
                              402/457-8579 (FAX)

          with a copy to:     Don Miner
                              Hienton, Miner, Fry & Kurtz
                              3636 N. Central
                              Suite 400
                              Phoenix, Arizona 85012
                              602/240-6420
                              602/240-6401 (FAX)


subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or on the same day if sent by facsimile before 4:00 P.M., Arizona Time, or the next day if sent by facsimile after the close of business, or on the 4th business day after the same is deposited in the United States Mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail or by overnight courier or by facsimile as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be provided in due course to the Escrow Agent (but not later than four business days thereafter).

25.  EXECUTION OF AGREEMENT AND ESCROW AGREEMENT. Purchaser will execute three
(3) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution, accompanied with the Earnest Money payable to the Escrow Agent. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward the following to the Escrow Agent:

     a.   Earnest Money;

     b.   One (1) fully executed copy of this Agreement; and

     c. Three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to the Purchaser and the Seller.

26. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Arizona.

27. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

28. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

29. CAPTIONS. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

30. SEVERABILITY; MODIFICATIONS. Any portion of this Agreement which is declared by a competent court of last resort to be illegal or unenforceable shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and affect. No waiver, modification, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.

Executed by Purchaser on      PURCHASER:
April 3, 1996.
                              ADL - TEMPE, L.L.C., an Arizona limited
                              liability company

                              By: /s/Sheri L Andrews
                                 -------------------------------
                                   Treasurer


Executed by Seller on         SELLER:
April 4, 1996.
                              EL POSADO VILLAGE INVESTORS, an
                              Illinois limited partnership

                              By:  Balcor Partners-84 II, Inc., a
                                   Delaware corporation, the general
                                   partner

                              By: /s/Philip Schechter
                                 --------------------------------
                                  Authorized Agent

La Contenta


Pinnacle Realty Management Company ("Broker") executes this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission ("Fee") due to it as a result of the transaction described in this Agreement is the amount as set forth in the listing agreement between Broker and Seller. Broker also acknowledges that payment of the aforesaid Fee is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. Broker agrees to deliver a receipt to the Seller at the Closing for the Fee and a release stating that no other fees or commissions are due to Broker from Seller or Purchaser.

                              PINNACLE REALTY MANAGEMENT
                              COMPANY


                              By:  ___________________________________

                                   EXHIBITS


A    -    Legal
B    -    Personal Property
C    -    Escrow Agreement
D    -    Title Commitment
E    -    Deed
F    -    Bill of Sale
G    -    Assignment of Service Contracts
H    -    Assignment of Leases and Security Deposits
I    -    Notice to Tenants
J    -    Non-Foreign Affidavit
K    -    Rent Roll
L    -    Report
M    -    Assignment of Intangibles
N    -    Affidavit of Property Value